UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 4, 2021
Date of Report (date of earliest event reported)

MOOG Inc.
(Exact name of registrant as specified in its charter)

NY	1-05129		16-0757636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

400 Jamison Road	East Aurora,	New York	14052-0018
(Address of Principal Executive Offices)			(Zip Code)
(716) 652-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MOG.A	New York Stock Exchange
Class B common stock	MOG.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement
On November 4, 2021, Moog Receivables LLC (the “Receivables Subsidiary”), a wholly owned bankruptcy remote special purpose subsidiary of Moog Inc. (the “Company”), as seller, the Company, as master servicer, Wells Fargo Bank, N.A., as administrative agent (the “Agent”), and certain purchasers (collectively, the “Purchasers”) entered into an Amended and Restated Receivables Purchase Agreement (the “RPA”).

Under the RPA, the Receivables Subsidiary may sell receivables to the Purchasers in amounts up to a $100 million limit. The receivables will be sold to the Purchasers in consideration for the Purchasers making payments of cash, which is referred to as “capital” for purposes of the RPA, to the Receivables Subsidiary in accordance with the terms of the RPA. The Receivables Subsidiary may sell receivables to the Purchasers so long as certain conditions are satisfied, including that, at any date of determination, the aggregate capital paid to the Receivables Subsidiary does not exceed a “capital coverage amount,” equal to an adjusted net receivables pool balance minus a required reserve. Each Purchasers’ share of capital accrues yield at a floating rate plus an applicable margin.

The parties intend that the conveyance of receivables to the Agent, for the ratable benefit of the Purchasers, will constitute a purchase and sale of receivables and not a pledge for security. However, the Receivables Subsidiary has guaranteed to each Purchaser and the Agent the prompt payment of the sold receivables, and to secure the prompt payment and performance of such guaranteed obligations, the Receivables Subsidiary has granted a security interest to the Agent, for the benefit of the Purchasers, in all assets of the Receivables Subsidiary. The Company, in its capacity as master servicer under the RPA, is responsible for administering and collecting receivables and has made customary representations, warranties, covenants and indemnities. The Company has also provided a performance guarantee for the benefit of the Purchaser.

The RPA is subject to customary events of termination for transactions of this type and has a scheduled termination date of November 4, 2024.

The above description does not purport to be complete and is qualified in its entirety by reference to the RPA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

10.1	Form of Amended and Restated Receivables Purchase Agreement, by and among Moog Receivables LLC, as Seller, Moog Inc., as Master Servicer, The Persons From Time To Time Party Hereto, as Purchasers, and Wells Fargo Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	November 10, 2021	By:	/s/ Michael J. Swope
		Name:	Michael J. Swope
Controller